August 8, 1995



          Hitox Corporation of America
          Furman Plaza Building
          418 Peoples Street
          P.O. Box 2544
          Corpus Christi, Texas 78403

               Re:  Registration Statement on Form S-8

          Gentlemen:

               We have acted as counsel to Hitox Corporation of America, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on August 8, 1995, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 450,000 shares of the $.25 par value common stock (the "Common Stock") of the Company that may be issued under the 1990 Incentive Plan for Hitox Corporation of America, as amended (the "Plan").

               You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the reservation of 450,000 additional shares of Common Stock to be issued under the Plan and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the
          Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and


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          Hitox Corporation of America
          August 8, 1995
          Page 2

          instruments furnished to us by the Company, without independent check or verification of their accuracy.

               Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Company presently has available at least 450,000 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock from which the 450,000 shares of Common Stock proposed to be offered or to be sold pursuant to the Plan may be issued. Assuming that (i) the outstanding incentive stock options and nonstatutory stock options ("Options") were duly granted, and the Options and other awards to be granted under the Plan in the future are duly granted in accordance with the terms of the Plan and the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance under the Plan, and (iii) the consideration for shares of Common Stock issued pursuant to the Plan and pursuant to such Options and other awards is actually received by the Company as provided in the Plan and exceeds the par value of such shares, then the shares of Common Stock issued in accordance with the terms of the Plan and issued pursuant to the exercise of the Options and other awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation



                                        By:  /s/ L. Steven Leshin
                                             L. Steven Leshin

          LSL/GC/sh






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